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                                                                     EXHIBIT 5.1

                                 August 9, 2001



Board of Directors
Anchor BanCorp Wisconsin Inc.
25 West Main Street
Madison, WI 53703


         Re:       Merger of Anchor BanCorp Wisconsin Inc.
                   and Ledger Capital Corp.
                   Form S-4 Registration


Gentlemen and Ms. Cremer Berkenstadt:

         We have acted as counsel to Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus included as a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Registrant's proposed issuance of up to 2,936,254 shares of the Registrant's $0.10 par value common stock, including an equal number of preferred share purchase rights associated therewith (the "Stock"), in connection with the Registrant's proposed merger (the "Merger") with Ledger Capital Corp. ("Ledger") as contemplated by the Agreement and Plan of Merger dated June 15, 2001 (the "Merger Agreement") by and between the Registrant and Ledger.

         We have examined the Registration Statement, including the Joint Proxy Statement/Prospectus included as a part thereof, and the originals, or photostatic, certified or conformed copies of such records of Registrant, certificates of its officers and such other documents as we have deemed relevant and necessary, as a basis for the opinion set forth herein, including without limitation, the Registrant's current Articles of Incorporation and Bylaws. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of such latter documents, and the correctness and completeness of such certificates on which we have relied.


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                                                              Board of Directors
                                                                  August 9, 2001
                                                                          Page 2
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         Based on the foregoing, it is our opinion that, subject to applicable regulatory and shareholder approvals of the Merger and the Merger Agreement and any transactions contemplated thereby, the securities being offered by the Registrant, when issued as contemplated by the Registration Statement against payment of the consideration therefor, will be legally issued, fully paid and nonassessable, subject to the limitation contained in Section 180.0622(2)(b), Wisconsin Statutes, which makes shareholders personally liable for debts owing to employees for services performed for the Registrant not exceeding six months service, up to the par value of the shares they own. We note that "par value" has been construed by a Wisconsin court for this purpose to mean the initial purchase price of the stock.

                  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and any amendments thereto (including post-effective amendments) and to the reference to this firm and to this opinion and our separate opinion on the tax effects of the Merger under the captions "LEGAL MATTERS" and "THE MERGER - Federal Income Tax Consequences", respectively, in the combined Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,
                                      WHYTE HIRSCHBOECK DUDEK S.C.



                                      By: /s/ ANDREW J. GUZIKOWSKI
                                         ---------------------------------------
                                                   Andrew J. Guzikowski